Exhibit 99.1

DATE: October 31, 2013

FOR IMMEDIATE RELEASE

Eastern Insurance Holdings, Inc. Announces Third Quarter 2013 Results

Lancaster, Pa. – Eastern Insurance Holdings, Inc. (“EIHI” or the “Company”) (NASDAQ: EIHI) today reported net income for the three months ended September 30, 2013 of $3.7 million, or $0.48 per diluted share, compared to net income of $2.8 million, or $0.36 per diluted share, for the same period in 2012. EIHI’s net income for the three months ended September 30, 2013 includes net realized investment gains of $0.22 per diluted share compared to $0.08 per diluted share for the same period in 2012 and for the three months ended September 30, 2013 includes $879,000 or $0.12 per diluted share of after-tax transaction expenses related to its previously announced merger with ProAssurance Corporation. EIHI’s diluted book value per share and tangible diluted book value per share were $17.66 and $16.19, respectively, as of September 30, 2013.

Net income (loss) and diluted earnings per share for the three months ended September 30, 2013 and 2012 consisted of the following (in thousands, except per share data):

	2013		2012
	Net Income (Loss)	Diluted Earnings Per Share	Net Income (Loss)	Diluted Earnings Per Share
Workers’ compensation insurance	$4,569	$0.60	$3,087	$0.40
Corporate and other	(877)	(0.12)	(301)	(0.04)

Net income	$3,692	$0.48	$2,786	$0.36

Weighted average fully diluted shares considered outstanding used to calculate diluted earnings per share for the three months ended September 30, 2013 and 2012 were 7,641,071 and 7,626,866, respectively.

Consolidated highlights for the third quarter include:

•	Revenue for the third quarter of 2013 increased to $48.4 million compared to $43.7 million for the same period in 2012. Net premiums earned were $45.1 million for the third quarter of 2013 compared to $41.4 million for the same period in 2012.

•	Net investment income was $1.0 million ($650,000 after-tax) for the three months ended September 30, 2013, compared to $892,000 ($615,000 after-tax) for the same period in 2012.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

October 31, 2013

•	The change in equity interest in limited partnerships was a loss of $10,000 ($7,000 after-tax) for the three months ended September 30, 2013, compared to income of $290,000 ($200,000 after-tax) for the same period in 2012, a decrease of $300,000.

•	Net realized investment gains, excluding the segregated portfolio cell reinsurance segment, were $2.2 million ($1.7 million after-tax) for the three months ended September 30, 2013 compared to $983,000 ($625,000 after-tax) for the same period in 2012, which included convertible bond investment portfolio after-tax net realized investment gains of $515,000 and $383,000 for the three months ended September 30, 2013 and 2012, respectively. The Company accounts for changes in the estimated fair value of its convertible bond portfolio as a realized gain or loss.

Segment Operating Results

Workers’ Compensation Insurance

EIHI’s workers’ compensation insurance segment reported net income of $4.6 million for the third quarter of 2013, compared to $3.1 million for the third quarter of 2012. Highlights for the third quarter include:

•	Direct written premiums increased to $49.3 million for the three months ended September 30, 2013, compared to $48.4 million for the same period in 2012, an increase of 1.9 percent. Direct written premium includes premium ceded to the segregated portfolio cell reinsurance segment of $10.5 million and $8.8 million for the three months ended September 30, 2013 and 2012, respectively.

•	Audit premium, which results from an examination of the policyholders’ payroll and other records, resulted in the recording of additional premium to the Company which increased net premiums earned by $267,000 for the three months ended September 30, 2013 compared to $1.9 million for the same period in 2012.

•	The combined ratio was 89.4 percent for the third quarter of 2013, compared to 93.8 percent for the same period last year.

•	The calendar period loss and LAE ratio was 65.1 percent for the three months ended September 30, 2013 compared to 67.4 percent for the same period in 2012. The calendar period loss and LAE ratio was impacted by additional audit premium to the Company of $267,000 for the three months ended September 30, 2013, which decreased the 2013 loss and LAE ratio by 0.5 points compared to additional audit premium to the Company of $1.9 million for the same period in 2012, which decreased the 2012 loss and LAE ratio by 4.1 points. There was no loss reserve development recorded on prior accident years in the workers’ compensation insurance segment for the three months ended September 30, 2013 and 2012.

•	The expense ratio was 23.5 percent for the three months ended September 30, 2013, compared to 25.0 percent for the same period in 2012. The decrease in the expense ratio is primarily attributable to growth in net earned premium, prudent expense management strategies, and an increase in Alternative Markets fee-based revenue, which is recorded as a reduction to underwriting expenses.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

October 31, 2013

Segregated Portfolio Cell Reinsurance

The segregated portfolio cell reinsurance segment has seventeen active programs. These programs produce fee-based revenue and segregated portfolio cell dividends for EIHI’s other business segments. Highlights for the third quarter include:

•	Direct premium ceded from the workers’ compensation insurance segment to the segregated portfolio cell reinsurance segment increased to $10.5 million for the three months ended September 30, 2013, compared to $8.8 million for the same period in 2012, an increase of 19.3 percent.

•	Fee-based revenue generated for EIHI’s other business segments by the segregated portfolio cell reinsurance segment was $1.6 million and $1.4 million for the three months ended September 30, 2013 and 2012, respectively.

•	EIHI’s portion of the segregated portfolio cell dividend income for programs in which it has an ownership interest was $401,000 for the three months ended September 30, 2013, compared to $256,000 for the same period in 2012.

Corporate and Other

The corporate and other segment primarily includes corporate expenses and EIHI’s third party administration business. The corporate and other segment recorded a net loss of $879,000 for the three months ended September 30, 2013, compared to a net loss of $301,000 for the three months ended September 30, 2012. The corporate and other segment includes after-tax transaction expenses of $879,000 related to its previously announced merger with ProAssurance Corporation for the three months ended September 30, 2013.

Financial Condition

Total assets were $417.3 million as of September 30, 2013. Shareholders’ equity was $144.1 million as of September 30, 2013. There were no repurchases of our common stock during the three months ended September 30, 2013. As of September 30, 2013, EIHI’s book value per share and diluted book value per share were $18.21 and $17.66, respectively. Outstanding shares used to calculate book value per share and diluted book value per share were 7,913,615 and 9,016,308, respectively, as of September 30, 2013. The basic book value per share calculation includes the impact of restricted stock awards of 399,381 shares. The diluted book value per share calculation includes the additional dilutive impact of stock options to purchase 1,102,693 common shares, which have a weighted average exercise price of $13.65.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

October 31, 2013

Consolidated Financial Results

Set forth in the tables below are the unaudited consolidated balance sheets as of September 30, 2013 and December 31, 2012 and unaudited statements of income for the three and nine months ended September 30, 2013 and 2012.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

October 31, 2013

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share data)

	September 30,	December 31,
	2013	2012
ASSETS
Investments:
Fixed income securities, at estimated fair value (amortized cost, $153,036; $145,486)	$153,259	$148,976
Convertible bonds, at estimated fair value (amortized cost, $26,413; $18,207)	29,616	19,747
Equity securities, at estimated fair value (cost, $17,684; $20,462)	23,103	23,200
Other long-term investments, at estimated fair value (cost, $8,000; $7,000)	11,722	9,974

Total investments	217,700	201,897
Cash and cash equivalents	51,345	48,075
Accrued investment income	915	858
Premiums receivable (net of allowance, $225; $225)	80,902	67,525
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	19,222	19,676
Deferred acquisition costs	11,571	9,497
Deferred income taxes, net	3,574	3,239
Federal income taxes recoverable	627	—
Intangible assets	3,850	4,331
Goodwill	10,752	10,752
Other assets	16,861	14,902

Total assets	$417,319	$380,752

LIABILITIES
Reserves for unpaid losses and loss adjustment expenses	$126,466	$117,728
Unearned premium reserves	90,191	73,775
Advance premium	255	672
Accounts payable and accrued expenses	23,811	23,540
Ceded reinsurance balances payable	9,113	9,273
Segregated portfolio cell dividend payable	20,805	17,354
Policyholder dividends payable	2,536	2,312
Federal income taxes payable	—	243

Total liabilities	273,177	244,897

SHAREHOLDERS’ EQUITY
Series A preferred stock, par value $0, auth. shares—5,000,000; no shares issued and outstanding	—	—
Common capital stock, par value $0, auth. shares—20,000,000; issued—11,930,714 and 11,927,714, respectively; outstanding—7,919,527 and 7,910,609, respectively	—	—
Unearned ESOP compensation	(2,057)	(2,616)
Additional paid in capital	118,627	117,443
Treasury stock, at cost (4,011,187 and 4,017,105 shares, respectively)	(56,446)	(56,532)
Retained earnings	82,749	75,169
Accumulated other comprehensive income, net	1,269	2,391

Total shareholders’ equity	144,142	135,855

Total liabilities and shareholders’ equity	$417,319	$380,752

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

October 31, 2013

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF INCOME

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Revenue:
Net premiums earned	$45,129	$41,397	$132,982	$116,618
Net investment income	955	892	2,778	2,906
Change in equity interest in limited partnerships	(10)	290	748	738
Net realized investment gains (losses)	2,255	1,023	3,162	1,511
Other revenue	29	84	163	239

Total revenue	$48,358	$43,686	$139,833	$122,012

Expenses:
Losses and loss adjustment expenses incurred	28,948	27,849	84,672	76,335
Acquisition and other underwriting expenses	5,426	5,486	16,147	15,391
Other expenses	7,868	6,224	21,591	18,119
Amortization of intangible assets	160	202	480	605
Policyholder dividends	309	493	807	715
Segregated portfolio dividend expense	441	29	2,154	1,414

Total expenses	43,152	40,283	125,851	112,579

Income before income taxes	5,206	3,403	13,982	9,433

Income tax expense	1,514	617	4,054	2,377

Net income	$3,692	$2,786	$9,928	$7,056

Earnings per share (EPS):
Basic shares outstanding	7,586,843	7,480,526	7,558,707	7,539,870
Basic EPS	$0.48	$0.37	$1.29	$0.92

Diluted shares outstanding	7,641,071	7,626,866	7,597,614	7,679,503
Diluted EPS	$0.48	$0.36	$1.29	$0.90

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

October 31, 2013

Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “project,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other similar terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. No assurance can be given that management’s expectations, beliefs or projections will occur or be achieved or accomplished. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our growth strategies and investment objectives; the further deterioration in the fixed income and equity security markets, the effects of intense competition; the loss of one or more principal employees; the geographic concentration of our business; the failure of independent insurance brokers to adequately market our products; and other factors described in our filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.

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SOURCE:	Eastern Insurance Holdings, Inc.
CONTACT:	Kevin Shook, Executive Vice President, Treasurer and Chief Financial Officer
(717) 735-1660, kshook@eains.com